Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Global Hunter Securities 100 Energy Conference

LAFAYETTE, LA. June 20, 2014

Stone Energy Corporation (NYSE:SGY) today announced that Thomas L. Messonnier, Director of Strategic Planning, will present at the GHS 100 Energy Conference in Chicago at the JW Marriott Hotel at 9:30 a.m. central time on Tuesday, June 24, 2014. In addition, the presentation material will also be available in the “Events and Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, and development of properties in the Deep Water Gulf of Mexico, Appalachia, and the onshore and offshore Gulf Coast. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.